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                                                                   Exhibit 10.29
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                                   AMENDMENT

                                      to

                    THE AMETEK SAVINGS AND INVESTMENT PLAN
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                                Amendment No. 4
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     WHEREAS, there was adopted and made effective as of October 1, 1984, The
AMETEK Savings and Investment Plan (the "Plan"); and

     WHEREAS, the Plan was amended and restated in its entirety, effective October 1, 1992; and

     WHEREAS, Section 10.1 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

     WHEREAS, AMETEK now desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     FIRST:  Subsection (b) of Section 4.2 of the Plan is hereby amended to
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read, in its entirety, as follows:

          "(b)  Employer Contributions.  Effective January 1, 1995, the Employer
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     shall contribute on behalf of each Participant who has a Deferral Election in effect during each payroll processing period, an amount equal to 33-1/3% of the amount contributed on behalf of such Participant pursuant to such Participant's Deferral Election which does not exceed 6% of his Compensation. In no event shall the amount contributed, pursuant to this
     Section 4.2(b) on behalf of any Participant exceed $1,200 in a Plan Year. Employer contributions shall be reduced by the amount of any forfeitures that may have arisen under Section 6.1(b) during such Plan Year."

          SECOND:   Section 5.4 of the Plan is hereby amended to read, in its
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entirety, as follows:
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          "5.4.  Method of Allocating and Crediting Employer Contributions.
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     Subject to the conditions and limitations of Section 5.8, as of, or as soon as administratively possible after, the date of payroll processing, the Employer's contribution for such payroll processing period made pursuant to
     Section 4.2(b) shall be allocated among, and credited to, the Employer Contribution Accounts of Participants. The Employer Contribution allocated pursuant to this Section 5.4 shall be made to the same Investment Funds in the same proportion as the Participant's Deferral Elections are allocated as of the date the allocation is made."

               THIRD:    Section 7.1 of the Plan is hereby amended to read, in
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its entirety, as follows:

     7.1. Loans.
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          (a) General.  The Committee shall be authorized to administer a loan
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     program under the Plan, pursuant to this Section 7.1.  A Participant may borrow a portion of his Accounts, in accordance with the following procedures, terms and conditions:

               (i) In order to borrow any portion of his Accounts, the Participant shall file a written application with the Committee and shall sign a written form, prescribed by the Committee, authorizing the Employer to deduct from such Participant's pay for each month during the term of the loan, amounts determined in accordance with such schedule of repayment as may be determined appropriate by the Committee in order to repay the principal and accrued interest due under the loan. In determining a schedule of repayment of any loan under this Plan, the Committee shall provide for substantially level amortization of such loan (with payments not less frequently than quarterly), over the term of the loan. Loan proceeds shall be distributed to the Participant as soon as administratively practicable following application.
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               (ii)  The aggregate total of all outstanding loans to a
          Participant under this Plan shall be in an amount specified by the Participant, which amount shall not be less than $1,000 nor more than 50% of the nonforfeitable value of such Participant's Accounts determined on the date of the loan application; provided, however, that any loan amount, when added to the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan is made, shall not exceed $50,000.

               (iii) Any loan to a Participant under this Plan shall be made at an interest rate fixed by the Committee, determined as of the date of the loan application. The Committee shall ascertain a reasonable rate of interest each month, with respect to loans granted in the following month, which shall provide the Plan with a return commensurate with, and be determined on the basis of, the interest rates charged by commercial lending institutions for loans which would be made under similar circumstances.

               (iv) The aggregate total of all outstanding loans to a Participant under this Plan shall be adequately secured by up to 50% of the non-forfeitable value of the Participant's Accounts. In addition to said value of the Participant's Accounts, the Committee may require the Participant to post additional security if it believes such security is necessary or desirable in order to adequately secure the loan. If, because of a decrease in the value of the Participant's Accounts or for any other reason, the Committee believes the loan to be inadequately secured, it shall either require the Participant to post security in addition to the value of such Accounts or demand accelerated repayment of the loan. The types of security that may be required to be posted shall include, but not be limited to, certificates of deposit, stocks, short-term bonds and other short-term securities and their cash equivalents.
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               (v)   Any loan to a Participant under this Plan shall contain
          such default provisions as may be determined appropriate by the Committee, including the provision that if an event of default occurs and is not cured within 30 days, the unpaid principal and accrued interest due under the loan shall be declared immediately payable in full and may be charged back against the Participant's Accounts as a distribution at the earliest time that the Participant is entitled to receive a distribution under this Plan. A failure to make a scheduled payment, or the filing of an application for a benefit distribution (other than a hardship withdrawal pursuant to Section 7.2) under this Plan, shall constitute events of default.

               (vi) A loan origination fee, in an amount determined by the Committee annually, will be charged to each Participant obtaining a loan and will be deducted from the loan proceeds.

          (b) Allocation of Loans.  The written instrument evidencing any loan
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     made pursuant to this Section 7.1 shall be held by the Trustee for the benefit of the Participant to whom the loan was made and not for the Trust Fund as a whole, and the Participant's interest in Investment Funds, other than the Common Stock Fund or an Insurance Contract will be reduced by a like amount, in the same proportion that his interest in each such Investment Fund bears to the amount of the loan.

          (c) Aggregation of Loans.  For purposes of determining whether the
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     dollar limitations of Section 7.1(a) have been met, the Committee shall take into account the unpaid principal amount of any loan(s) made to the Participant under the provisions of any employee benefit plan to which contributions have been made on his behalf by the Employer or an Affiliate.

          (d) Number of Outstanding Loans.  Effective January 1, 1995, a
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     Participant may have up to two (2) outstanding loans from his Accounts at any given time. If a Participant already has an outstanding loan from his Accounts, he may request a second loan, provided that (i) the request is made no sooner than six (6) months after the initial loan request and (ii) the limits described in subsection (a) are not exceeded by the total of the two loans.
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          (e) Maximum Term of Loans.  The Committee may not permit a Participant
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     to borrow any part of the value of the Participant's Accounts pursuant to
     Section 7.1 unless the Participant is required, by the terms of the loan, to repay the amount borrowed within 5 years of the date of the loan. Notwithstanding the foregoing, if the Participant borrows from his Accounts under the provisions of this Section 7.1 and the proceeds of such loan will be used by the Participant to acquire any dwelling unit which, within a reasonable period of time, is to be used as a principal residence of the Participant, then the maximum term of the loan need not be restricted to five years and the loan shall be repaid within a reasonable period of time, as fixed by the Committee in the loan papers at the time the loan is made. At the time the loan is made, the Committee shall determine whether a dwelling unit will be used as a principal residence within a reasonable period of time.

          (f) Allocation of Payments.  Each payment by the Participant to the
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     Trustee in repayment of any outstanding loan(s) shall be allocated (i)
     first, to repay any amount which may have been borrowed under the terms of any Insurance Contracts allocated to the Participants Accounts if such loan was originally charged against such Insurance Contracts and (ii) second, to the portion of the Participant's Accounts invested in the Investment Funds in the same proportion as any new contributions on behalf of the Participant would be allocated between the Investment Funds.

          (g) A Participant may repay any outstanding principal and accrued interest due under the loan without being charged with any prepayment penalty at any time after the six month period beginning on the date that the loan was made. No penalty will apply to prepayments.


          FOURTH:  The provisions of this Amendment No. 4 shall be effective as
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of January 1, 1995.

          IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer, and its corporate seal to be affixed on this 8th day of December, 1994.

                                 AMETEK, Inc.


                                 By: /s/ Robert W. Yannarell
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Attest:


  /s/ Dorothy M. Misetic
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(Seal)